UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FLAGSTAR BANCORP, INC.
(Exact name of registrant as specified in its charter)

Michigan	38-3150651
(State of incorporation or organization)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098-2639
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D	New York Stock Exchange, Inc.
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐
Securities Act registration statement file number to which this form relates: 333-162823
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-3.5
EX-4.1

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered under this registration statement are the Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share (the “Series D Preferred Stock”) of Flagstar Bancorp, Inc., a Michigan corporation (the “Company”). The description of the Company’s Series D Preferred Stock is contained under the caption “Description of the Capital Stock” in the Company’s Prospectus Supplement dated October 27, 2010 (the “Prospectus Supplement”) to the Company’s Prospectus dated December 30, 2009 (the “Prospectus”), constituting a part of the Company’s Registration Statement on Form S-3 (File No. 333-162823) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description of the Series D Preferred Stock in the Prospectus Supplement, and the related information contained in the Prospectus under the caption “DESCRIPTION OF SECURITIES WE MAY OFFER — Description of Preferred Stock,” are hereby incorporated by reference into this registration statement.
Item 2. Exhibits.
     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2010	FLAGSTAR BANCORP, INC.
	By:	/s/ Matthew I. Roslin
		Name:	Matthew I. Roslin
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, Commission File No. 001-16577).

3.2	Certificate of Designations of Mandatory Convertible Non-Cumulative Perpetual Stock, Series A of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated and filed with the Commission on May 20, 2008, Commission File No. 001-16577).

3.3	Certificate of Designations of Convertible Participating Voting Preferred Stock, Series B of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 30, 2009 and filed with the Commission on February 2, 2009, Commission File No. 001-16577).

3.4	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 30, 2009 and filed with the Commission on February 2, 2009, Commission File No. 01-16577).

3.5	Certificate of Designations of Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D of the Company.

3.6	Sixth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated January 30, 2009 and filed with the Commission on February 2, 2009, Commission File No. 001-16577).

4.1	Form of Certificate for Shares of Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D of the Company.